Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

New York Community Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Common Stock par value $0.01 per share (3)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock par value $0.01 per share (4)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares (5)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants (6)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Stock Purchase Contacts (7)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Stock Purchase Units (8)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units (9)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					(2)		(2)

	Total Fee Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(2)

(1)

An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee and will pay it subsequently in advance or on a pay-as-you-go basis.

(3)	An indeterminate number of shares of Common Stock may also be issued upon the exercise of Warrants or settlement of the Stock Purchase Contracts or Stock Purchase Units.
(4)

There is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time at indeterminate prices, by NYCB. An indeterminate number of shares of Preferred Stock may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units.

(5)	There are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Preferred Stock, Depositary Shares or Common Stock registered hereunder.
(6)

There is being registered hereunder an indeterminate number of shares of Depositary Shares to be evidenced by Depositary Receipts. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the Depositary. An indeterminate number of Depositary Shares may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units.

(7)

There is being registered hereunder an indeterminate number of Stock Purchase Contracts under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for such Stock Purchase Contracts.

(8)

There is being registered hereunder an indeterminate number of Stock Purchase Units. Each Stock Purchase Unit consists of (a) one or more Stock Purchase Contracts, under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and (b) a beneficial interest in either Debt Securities or debt obligations of third parties, including U.S. Treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

(9)

There is registered hereunder an indeterminate number of Units including securities registered hereunder that may be sold from time to time. Any of the securities registered hereunder may be sold separately or as Units with other securities registered hereunder.